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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): August 16, 2001

       SYNAVANT INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30822 (Commission File No.)	22-2940965 (IRS Employer Identification No.)

3445 Peachtree Road
Suite 1400
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 841-4000
(Registrant's telephone number, including area code)

None.
(Former name or Former Address if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

    On August 16, 2001, SYNAVANT Inc. (the "Company") announced that it has simplified its senior leadership structure and completed a preliminary review of its global structures and processes to optimize customer responsiveness and organizational effectiveness. As a result of the restructuring, Ronald D. Brown, President and Loftus S. Lucas, Chief Operating Officer, have left the company and their positions have been eliminated.

    The Company issued a press release on August 16, 2001 that discusses the global restructuring. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS
99.1	Press Release dated August 16, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.
Date: August 16, 2001	/s/ CRAIG S. KUSSMAN Craig S. Kussman Executive Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.